Exhibit 24
AMERICAN ELECTRIC POWER COMPANY, INC.
POWER OF ATTORNEY

    Each of the undersigned directors or officers of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended (the "Act"), one or more Registration Statements (including any Registration Statement on Form S-8 covering the registration of addition securities) for the registration thereunder of up to 10,000,000 shares of common stock, par value $6.50 per share, does hereby appoint CHARLES E. ZEBULA, JULIE A. SHERWOOD AND NOAH K. HOLLIS his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s), or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

    IN WITNESS WHEREOF, the undersigned have signed these presents as of this 7th day of May, 2024.

/s/ Benjamin G. S. Fowke, III         /s/ Henry P. Linginfelter
Benjamin G.S. Fowke, III                Henry P. Linginfelter

/s/ Art A. Garcia         /s/ Margaret M. McCarthy
Art A. Garcia                        Margaret M. McCarthy

/s/ Hunter C. Gary         /s/ Daryl Roberts
Hunter C. Gary                    Daryl Roberts

/s/ Linda A. Goodspeed                /s/ Daniel G. Stoddard
Linda A. Goodspeed                    Daniel G. Stoddard

/s/ Donna A. James         /s/ Sara Martinez Tucker
Donna A. James                    Sara Martinez Tucker

/s/ Sandra Beach Lin         /s/ Lewis F. Von Thaer
Sandra Beach Lin                    Lewis F. Von Thaer

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ACTION BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF AMERICAN ELECTRIC POWER COMPANY, INC.

The undersigned, constituting all of the voting members of the Board of Directors (the “Board”) of American Electric Power Company, Inc., a New York corporation (the “Company”), without a meeting pursuant to the Bylaws of the Company and Section 708(b) of the Business Corporation Law of the State of New York, hereby adopt and approve the following resolutions by unanimous written consent of the Board as if such resolutions had been adopted and approved at a duly convened meeting of the Board.

WHEREAS, management recommended, and the Board approved, replacing the Company’s existing long-term incentive plan with the American Electric Power System 2024 Long-Term Incentive Plan (the “2024 Plan”), a new plan that includes an aggregate limit of 10 million shares of Common Stock; and

WHEREAS, that the 2024 Plan was approved by the shareholders of the Company at the 2024 Annual Meeting of Shareholders held on April 23, 2024; and

WHEREAS, the Company now proposes to file with the Securities and Exchange Commission (“SEC”) one or more Registration Statements (including any Registration Statement on Form S-8 covering the registration of additional securities) for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of the Common Stock; and

WHEREAS, in connection with said Registration Statement, there is to be filed with the SEC a Power of Attorney, dated May 7, 2024, executed by certain of the officers and directors of this Company appointing Charles E. Zebula, Julie A. Sherwood and Noah K. Hollis, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney; and

    WHEREAS, it is necessary and appropriate for the Board to adopt resolutions and execute a power of attorney authorizing the filing of one or more Registration Statements for 10 million shares of Common Stock for the 2024 Plan and for the listing thereof on the NASDAQ Global Select Market (“NASDAQ”);

NOW, THEREFORE, BE IT

RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to prepare and execute one or more Registration Statements on the appropriate form, and any and all amendments and post-effective amendments thereto that such officers may consider necessary or desirable, for the purpose of registering under the Securities Act of 1933, as amended, 10,000,000 shares of Common Stock, par value $6.50 per share, of the Company (the “Common Stock”) in the American Electric Power

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System 2024 Long-Term Incentive Plan, to be offered in connection with such Plan, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; and further

RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

RESOLVED, that any and all action hereafter taken by any of said named attorneys under the Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by the Power of Attorney; and further

RESOLVED, that the Registration Statement and any amendments thereto, hereafter executed by any of said attorneys under the Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys; and further

RESOLVED, that Computershare, as Transfer Agent for shares of the Common Stock, be and it hereby is authorized and requested to authenticate, deliver and transfer certificates for shares of the Common Stock; and further

RESOLVED, that the authority of Computershare, as Registrar for shares of the Common Stock, be and it hereby is increased by 10,000,000 shares, and that Computershare be and it hereby is authorized and requested to register and countersign such certificates for shares of the Common Stock; and further
RESOLVED, that the listing of the Common Stock on the NASDAQ Global Select Market (the “NASDAQ”) be, and it hereby is, authorized, and that Charles E. Zebula, Julia A. Sherwood and Noah K. Hollis or any one of them, be, and the same hereby are: (i) authorized to prepare, execute and cause to be delivered to NASDAQ any required application in the appropriate form for the listing of the Common Stock; and (ii) designated representatives of the Company to appear before officials of NASDAQ with authority to make such changes in said application and to take such steps as may be necessary to effect the listing of the Common Stock on NASDAQ.

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IN WITNESS WHEREOF, each of the undersigned, constituting all of the voting members of the Board, have duly executed this Unanimous Written Consent of the Board as of the 7th day of May, 2024.

/s/ Benjamin G.S. Fowke, III                /s/ Margaret M. McCarthy
Benjamin G.S. Fowke, III                Margaret M. McCarty

/s/ Art A. Garcia         /s/ Daryl Roberts
Art. A. Garcia                        Daryl Roberts

/s/ Linda A. Goodspeed         /s/ Daniel G. Stoddard
Linda A. Goodspeed                    Daniel G. Stoddard

/s/ Donna A. James                    /s/ Sarah Martinez Tucker
Donna A. James                    Sara Martinez Tucker

/s/ Sandra Beach Lin                    /s/ Lewis F. Von Thaer
Sandra Beach Lin                    Lewis F. Von Thaer

/s/ Henry P. Linginfelter
Henry P. Linginfelter

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